UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2017, the Board of Directors (the “Board”) of Cancer Genetics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to nine directors and appointed Dr. Thomas Widmann, age 69, to fill the newly created directorship effective immediately. Dr. Widmann will hold this position until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal.

Dr. Thomas F. Widmann is a cardiologist and seasoned life sciences entrepreneur with more than 25 years of biotech experience, and also serves as a Venture Partner at Wellington Partners in Germany. In 1997, he co-founded Actelion Pharmaceuticals, Europe’s largest biopharmaceutical company. As Actelion’s first Chief Executive Officer and Vice Chairman of the Board, he established affiliates in North America, Europe, and Asia. Dr. Widmann has founded several other successful companies including, Hesperion Ltd, an international Contract Research Organization (CRO); Widmann Associates Ltd.; and Auraglobe Ltd., both life-science advisory companies. Previously, he spent nine years at Hoffmann-La Roche (HLR), Basel, leading the international cardiovascular development department, where he brought three cardiovascular drugs to the international markets. He spent six years at the University of California at San Diego (UCSD) as an assistant professor of Medicine. Dr. Widmann studied Medicine and Computer Science at the Universities of Heidelberg and Paris, and holds a Doctorate in Medicine from the University of Heidelberg. He earned his specialization in cardiology at the University of Geneva in Switzerland.

Dr. Widmann will participate in the Company’s standard non-employee director compensation plan, as described in the “Compensation of Directors” section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017, which disclosure is incorporated herein by reference.

There are no transactions between Dr. Widmann and the Company that would be reportable under Item 404(a) of Regulation S-K.

The Company will enter into an indemnification agreement with Dr. Widmann (the “Indemnification Agreement”), in the Company’s standard form which has been previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 30, 2011.

Item 7.01. Regulation FD.

On November 27, 2017, the Company issued a press release announcing the appointment of Dr. Widmann to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 99.1 — Press release, dated November 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Chief Operating Officer and Executive Vice President, Finance

Date: November 27, 2017